UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:          May 11, 2011
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	INTEGRYS ENERGY GROUP, INC. (A Wisconsin Corporation) 130 East Randolph Street Chicago, Illinois 60601-6207 (312) 228-5400	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed to amend the Current Report on Form 8-K of Integrys Energy Group, Inc. (the "Company") dated May 11, 2011, and filed on May 16, 2011.  The sole purpose of this amendment is to disclose the decision by the Company's Board of Directors regarding how frequently it will conduct shareholder advisory votes on executive compensation.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(d)    As previously disclosed, at the Annual Meeting of Shareholders held on May 11, 2011, a majority of the Company's shareholders voted to conduct an annual non-binding advisory vote on the compensation of the Company's named executive officers.  On August 11, 2011, after considering the results of the advisory vote, the Company's Board of Directors determined that future advisory votes on executive compensation will be submitted to shareholders on an annual basis until the next shareholder vote on the frequency of say-on-pay votes is required under Section 14A of the Securities and Exchange Act of 1934, as amended, or until the Board of Directors otherwise determines that a different frequency for such votes in the best interests of the Company's shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its previously filed report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRYS ENERGY GROUP, INC. By: /s/ Barth J. Wolf Barth J. Wolf Vice President, Chief Legal Officer and Secretary

Date: September 21, 2011